EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated January 25, 1994 appearing on page 17 of Loctite Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.






Price Waterhouse LLP


Hartford, Connecticut
December 23, 1994